Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information Contact

Company Contacts TROY Group, Inc. Patrick Dirk, President & CEO Jim Klingler, Chief Financial Officer (949) 250-3280 www.troygroup.com	Investor Contacts TROY Group, Inc. Myra Erickson (inquire@troygroup.com) (949) 798-4644 ww.troygroup.com

TROY GROUP ANNOUNCES FILING OF LAWSUIT

Santa Ana, CA – June 7, 2004 – TROY Group, Inc. (NASDAQ: TROY) today announced that Osmium Partners LLC filed a purported class action complaint in the California Superior Court for Orange County against TROY and its directors.  The complaint alleges that the defendants breached their fiduciary duties to TROY’s stockholders (other than the Dirk family members) because the proposed acquisition of TROY by Dirk, Inc. is at an unfair price.  The complaint seeks declaratory relief, an order enjoining the acquisition and attorneys’ fees.  No discovery has commenced, and no trial date has been set.  Management believes that the complaint is without merit and intends to defend it vigorously.

Prior to consummation of the merger that is the subject of the lawsuit, TROY will file a proxy statement with the Securities and Exchange Commission.  Investors and stockholders are advised to read the proxy statement when it becomes available because it will contain important information about the parties to the merger and the terms and conditions of the merger. Investors and stockholders may obtain copies of the proxy statement (when available) and other documents filed by the parties with the Securities and Exchange Commission, free of charge, at the Securities and Exchange Commission’s website at http://www.sec.gov.  Investors and stockholders may also obtain, free of charge, copies of the proxy statement (when available) and such other documents from TROY by directing such request to TROY Group, Inc., 2331 South Pullman Street, Santa Ana, California, 92705, (949) 250-3280.

TROY and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of TROY with respect to the transactions contemplated by the merger agreement.  Information regarding such executive officers and directors is included in TROY’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003.  This document is available, free of charge, at the Securities and Exchange Commission’s website at http://www.sec.gov and from TROY at TROY Group, Inc., 2331 South Pullman Street, Santa Ana, California, 92705, (949) 250-3280.

About TROY Group

TROY Group, Inc. (“TROY”) offers a full range of products to its customers in two primary product lines: Secure Payment Systems and Wireless and Connectivity Solutions. Secure Payment Systems include Security Printing Solutions which enable the secure printing and management of checks, and Financial Service Solutions which enable secure electronic payments. Wireless and Connectivity Solutions includes hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks. TROY distributes products to major corporations, banks, key government accounts and distributors worldwide. Visit TROY at www.troygroup.com.

Forward-looking statements of TROY (statements that are not historical fact) in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should, and the negative of these terms or other similar expressions. These statements, including statements regarding management’s belief regarding the merits of the lawsuit, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, rulings by the Orange County Superior Court in connection with the lawsuit, and the other factors set forth in our periodic reports and other documents that we file from time to time with the Securities and Exchange Commission. Statements included in this news release are based upon information known to TROY as of the date of this release, and TROY assumes no obligation to update information contained in this news release.

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